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                                                                    Exhibit 25.6

                                                               Registration No.:
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) X
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                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        Delaware                                     51-0055023
(State of incorporation)                 (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street

                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel

                            Wilmington Trust Company
                               Rodney Square North

                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)

                                 RADIO ONE, INC.
               (Exact name of obligor as specified in its charter)


            Delaware                                 52-1166660
  (State of incorporation)               (I.R.S. employer identification no.)


5900 Princess Garden Parkway, 7th Floor
           Lanham, Maryland                           20706
(Address of principal executive offices)            (Zip Code)

   Guarantee with respect to Trust Preferred Securities of Radio One Trust II
                       (Title of the indenture securities)


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ITEM 1.     GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.


                    Federal Deposit Insurance Co.        State Bank Commissioner
                    Five Penn Center                     Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)     Whether it is authorized to exercise corporate trust powers.


                    The trustee is authorized to exercise corporate trust
            powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each such affiliation:

                    Based upon an examination of the books and records of the
            trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 16.    LIST OF EXHIBITS.

                    List below all exhibits filed as part of this Statement of
            Eligibility and Qualification.

                    Exhibits listed below, on file with the Commission, are
            incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and rule 24 of the Commission.

            A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            B.      Copy of By-Laws of Wilmington Trust Company.
            C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
            D. Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 18th day of January, 2002.

                                               WILMINGTON TRUST COMPANY

[SEAL]

Attest:     /s/ Anita E. Dallago               By:      /s/ Donald G. MacKelcan
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            Assistant Secretary                Name:    Donald G. MacKelcan
                                               Title:   Vice President